Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING ANNOUNCES PRICING OF $325.0 MILLION

SENIOR SECURED SECOND LIEN NOTES DUE 2017

Irving, TX – APRIL 12, 2010 — Nexstar Broadcasting Group, Inc. (the “Company”) announced today that its wholly-owned subsidiary, Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), has priced an offering of $325.0 million aggregate principal amount of 8.875% senior secured second lien notes due 2017. Mission Broadcasting, Inc. (“Mission”) will be a co-issuer of the notes. The sale of the notes is expected to be completed on or about April 19, 2010, subject to customary closing conditions. At such time, also subject to customary closing conditions, Nexstar Broadcasting and Mission expect to complete the proposed amendments to their senior secured credit facilities, which, among other things, will extend the maturity of their existing facilities, adjust the existing leverage covenants, permit the incurrence of the additional indebtedness and grant the second-priority senior secured lien securing the notes.

The notes were priced at 99.364% of par. The notes will be secured on a second priority basis, subject to certain exceptions and certain permitted liens, by Nexstar Broadcasting’s, Mission’s and the guarantors’ assets that secure each of Nexstar Broadcasting and Mission’s senior secured credit facilities on a first priority basis. The Company and all of Nexstar Broadcasting and Mission’s future domestic restricted subsidiaries will guarantee the notes on a senior secured basis. Nexstar and Mission intend to use the net proceeds of the offering, together with borrowings under each of their amended senior secured credit facilities and cash on hand, to repurchase Nexstar Broadcasting’s outstanding 13% Senior Subordinated Payment-in-Kind Notes due 2014, to refinance each of their existing senior secured credit facilities, pay related fees and expenses and for general corporate purposes.

The notes and the related guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 62 television stations in 34 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama, New York, Rhode Island, Utah and Florida. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and reaches approximately 13 million viewers or approximately 11.5% of all U.S. television households.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

Thomas E. Carter

Chief Financial Officer

Nexstar Broadcasting Group, Inc.

(972) 373-8800

Joseph Jaffoni

Jaffoni & Collins Incorporated

(212) 835-8500 or nxst@jcir.com